ROBERT MARSTON CORPORATE COMMUNICATIONS, INC.
N E W S                                         485 MADISON AVENUE
                                             NEW YORK, NY 10022-5896
                                                  (212) 371-2200
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For Immediate Release                                   Contact:  Charles Storer

                           PERKINS, MARIE CALLENDER'S
                              COMPLETE COMBINATION

     MEMPHIS, Tenn., May 3, 2006 - The Restaurant Company (TRC), operator and franchisor of a national chain of family restaurants under the Perkins Restaurant & Bakery name, and Marie Callender's, a chain of casual dining restaurants best known for freshly baked pies, announced today that their previously reported combination has been completed.

     TRC also announced that Allen Bernstein, the former chief executive of Morton's Restaurant Group (NYSE: MRT), has been named chairman of TRC Holdings LLC, the parent of the new combined companies. All three companies are portfolio companies of Castle Harlan, Inc., the New York-based private equity investment firm.

     The combination of TRC and Marie Callender's involved a stock-for-stock exchange, TRC said, with the total value of the transaction approximately $440 million. TRC repaid Marie Callender's debt with a new $100 million facility secured by substantially all of the assets of the combined businesses. It also increased its existing revolving credit line from $25 million to $40 million.

     Joseph Trungale, president and chief executive officer of TRC, has been named president and CEO of the combined company, and Phillip Ratner, president and CEO of Marie Callender's, will continue to run that part of the business.

     TRC is based in Memphis and has 480 company-owned and franchised restaurants in 33 states and five provinces of Canada. It was acquired by Castle Harlan last September.

     Marie Callender's, based in Aliso Viejo, California, has 138 restaurants in 10 states, primarily in the West and Southwest. Castle Harlan purchased it in 1999.

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THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS." THESE STATEMENTS MAY
BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "BELIEVE," "CONTINUE," "COULD," "ESTIMATE," "EXPECT," "INTEND," "MAY," "MIGHT," "PLAN," "POTENTIAL," "PREDICT," "SHOULD," OR "WILL," OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY.

TRC HAS BASED THESE FORWARD-LOOKING STATEMENTS ON ITS CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS. WHILE THE COMPANY BELIEVES THESE EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ARE REASONABLE, SUCH FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND ITS CONTROL. SOME OF THE KEY FACTORS THAT COULD CAUSE ITS ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS INCLUDE THE FOLLOWING:

o    COMPETITIVE PRESSURES AND TRENDS IN THE RESTAURANT INDUSTRY;

o    PREVAILING PRICES AND AVAILABILITY OF FOOD, SUPPLIES AND LABOR;

o    RELATIONSHIPS WITH FRANCHISEES AND FINANCIAL HEALTH OF FRANCHISEES;

o    GENERAL ECONOMIC CONDITIONS AND DEMOGRAPHIC PATTERNS;

o    DEVELOPMENT AND EXPANSION PLANS;

o PLANS WITH RESPECT TO THE POSSIBLE ACQUISITION OF THE MARIE CALLENDER'S BUSINESS AND THE FINANCING RELATED THERETO; AND

o    STATEMENTS COVERING BUSINESS STRATEGY.


UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE ARE MADE ONLY AS OF THE DATE HEREOF. TRC DOES NOT UNDERTAKE AND SPECIFICALLY DECLINE ANY OBLIGATION TO UPDATE ANY SUCH STATEMENTS OR TO PUBLICLY ANNOUNCE THE RESULTS OF ANY REVISIONS TO ANY OF SUCH STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

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